Exhibit 99.2

BridgeBio Pharma Announces Pricing of Public Offering of Common Stock

PALO ALTO, Calif. – March 5, 2024 — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio”), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, today announced the pricing on March 5, 2024 of an underwritten public offering of 8,620,690 shares of its common stock at a public offering price of $29.00 per share, before deducting underwriting discounts and commissions. In addition, BridgeBio has granted the underwriters a 30-day option to purchase up to an additional 1,293,103 shares of its common stock on the same terms and conditions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $250.0 million, excluding any exercise of the underwriters' option to purchase additional shares. All of the shares in the offering to be sold by BridgeBio.

J.P. Morgan, Cantor and Mizuho are acting as joint book-running managers for the offering. Raymond James is acting as lead manager. The offering is expected to close on or about March 8, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock are being offered by BridgeBio pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-271650) that was previously filed with the U.S. Securities and Exchange Commission (SEC) on May 4, 2023 and automatically became effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on March 4, 2024. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (866) 803-9204, or by email at prospectus-eqfi@jpmorganchase.com; Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com; Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, by telephone at 1-212-205-7602 or by email at US-ECM@mizuhogroup.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BridgeBio

BridgeBio is a commercial-stage biopharmaceutical company founded to discover, create, test and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding BridgeBio’s anticipated public offering. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions, statements about the expected gross proceeds from the offering, and the completion of the offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in BridgeBio’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties, and other important factors in BridgeBio’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. In addition, any forward-looking statements contained in this press release represent BridgeBio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. BridgeBio explicitly disclaims any obligation to update any forward-looking statements, except as required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

BridgeBio Contact:
Vikram Bali
contact@bridgebio.com
(650) 789-8220